UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

5065 East Hunter Avenue

Anaheim, CA 92807

(Address of principal executive offices) (Zip Code)

(714) 876-2490

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

The filing by EACO Corporation (the “Company”) of its Quarterly Report on Form 10-Q for the quarter ended November 30, 2021 (“Form 10-Q”) was delayed due to the Company and its independent auditors unable, without unreasonable effort or expense, to complete the financial information and other disclosures for the Form 10-Q prior to the filing deadline. As disclosed previously, the Company was not able to file its Annual Report on Form 10-K for the fiscal year ended August 31, 2021 (“Form 10-K”) because it required additional time to complete various audit requirements, including valuation analyses of the Company’s prepaid inventory and recording of unclaimed property that will affect current and prior year results of operations. As the Company continues to work with its auditors to complete the Form 10-K, the Company is dedicating its resources to the completion of the Form 10-K and therefore requires additional time to prepare and file the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  January 27, 2022

EACO CORPORATION

By:	/S/ MICHAEL NARIKAWA
Michael Narikawa, Principal Accounting Officer